PROXY
                             for the
                  ANNUAL MEETING OF STOCKHOLDERS
                     IGG INTERNATIONAL, INC.
                          June 24, 1997

(Label)                                 Name(s) of Stockholder(s)

This Proxy is solicited by the Board of Directors.

The undersigned hereby appoints B. David Sandberg, counsel to the Company, as proxy with power of substitution to vote the shares of stock of IGG INTERNATIONAL, INC. Which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 24, 1997, at 1:00 p.m., and at any adjournment thereof, as follows:

1.   Election of Directors.   ____ For all nominees (except as
                                   marked to the contrary)

                          Bradley Carver
                           David Platt

                              ____ Withhold authority to vote for
                                   all nominees

2.   Selection of Auditors.

     ____ For selection of Arthur Andersen LLP as independent auditors for 1997.

     ____ Withhold such approval.

The Board of Directors recommends a vote FOR questions 1 and 2 listed above.

In his discretion, the proxy is authorized to vote upon such other business as may lawfully come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy may do by virtue hereof.

When this Proxy is properly executed, the shares to which the Proxy relates will be vote as specified, and if no other specification is made, will be voted for all nominees for Directors, for selection of Arthur Andersen LLP as independent auditors. It is understood that this Proxy confers discretionary authority in respect of matters not known or determined at the time of mailing of the Notice of Annual Meeting of Stockholders to the undersigned. The proxy intends to vote the shares represented by this Proxy on such matters, if any, as determined by the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders furnished herewith.

Dated and signed: _____________________, 1997.

                              __________________________________

                              __________________________________
                              (Note: These signature(s) should
                              agree exactly with the name(s)
                              printed at the beginning of this
                              Proxy.  Executors, administrators,
                              trustees, guardians and attorneys
                              should so indicate when signing.)

THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN
PERSON IF YOU ATTEND THE MEETING.